Exhibit 99.1

FINAL TRANSCRIPT

Thomson StreetEvents℠

Conference Call Transcript

Event Date/Time: Apr. 17. 2007 / 11:00AM ET

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Final Transcript
Apr. 17. 2007 / 11:00AM ET, ELS — Q1 2007 Equity Lifestyle Properties, Inc. Earnings Conference Call
CORPORATE PARTICIPANTS
Tom Heneghan
Equity Lifestyle Properties — President, COO
Michael Berman
Equity Lifestyle Properties — CFO
CONFERENCE CALL PARTICIPANTS
David Bragg
Merrill Lynch — Analyst
Craig Melcher
Citigroup — Analyst
Paul Adornato
BMO Capital Markets — Analyst
John Stewart
Credit Suisse — Analyst
Steven Rodriguez
Lehman Brothers — Analyst
Alan Calderon
European Investors, Inc. — Analyst
Craig Leupold
Green Street Advisors — Analyst
PRESENTATION
Operator
Good day, everyone, and thank you all for joining us to discuss Equity Lifestyle Properties’ first-quarter results. Our featured speakers today are Tom Heneghan, our President and CEO; Michael Berman, our CFO; and Roger Maynard, our COO. In advance of today’s call management released earnings today’s call will consist of opening remarks and a question-and-answer session with management relating to the Company’s earnings release.
As a reminder, this call is being recorded. Certain matters discussed during this conference call may contain forward-looking statements in the meaning of federal securities law. All forward-looking statements are subject to certain economic growth and uncertainty. The Company assumes no obligation to update or supplement any statements that become untrue because of subsequent events. At this time I would like to turn the call over to Tom Heneghan, our President and CEO. Please proceed.
Tom Heneghan - Equity Lifestyle Properties — President, COO
Thank you for joining us today. Good morning, I am Tom Heneghan, President and CEO of Equity Lifestyle Properties. Before we open it up for questions I’d like to give you some of my thoughts on our first-quarter performance. Overall our first-quarter results were very strong and I want to thank our employees for their efforts in what was a very exciting and busy winter season.
I’d like to address the performance of our recent acquisitions, our core portfolio, our sales operation and, finally, the performance of our lessee, Privileged Access, with respect to the Thousand Trails operating business. Since core performance excludes any properties acquired during 2006 and 2007, I think it is helpful to discuss their impact on quarter-to-quarter comparisons before I discuss the core portfolio.
Acquired properties contributed approximately $5.1 million to the increase in the 2007 first-quarter revenue and approximately $2.8 million to the increase in income from property operations during the first quarter. We are pleased with the performance of these acquisitions and our

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Final Transcript
Apr. 17. 2007 / 11:00AM ET, ELS — Q1 2007 Equity Lifestyle Properties, Inc. Earnings Conference Call
operating team successfully assimilated 16 properties and over 7,000 sites into our operating platform and their performance in the first quarter of 2007 exceeded our expectations.
With respect to our core portfolio, our earnings release today indicated strong revenue growth of 6%. This growth reflects an increase of approximately 5.6% for our communities and approximately 6.8% for our resort properties. The communities are benefiting from a 4.2% year-over-year rate increase, 50 basis points of occupancy increase and higher utility and other pass-through income.
I’d like to point out a little clerical error on page 5 of our earnings release today. Our press release indicated 2006 core average monthly rent of 474 on page 5 of the earnings release, that number actually should be 476. So I’d just point that out for your notes. Average occupied sites increased by approximately 170 sites during the first quarter over the first quarter of 2006. In addition, since December 2006 occupancy increased over 80 sites through March 2007, mostly as a result of our seasonal rental program.
Florida, California and Arizona account for over 80% of our first-quarter 2007 core community-based rent growth. The 6.8% core revenue growth in our resort properties includes the results of Tropical Palms in Orlando, Florida. Tropical Palms is a highly transient property with a number of components including RV sites, a cottage rental area and a recently established cottage sales area. Since its acquisition in 2004 we’ve taken a number of steps to lengthen the revenue streams and stabilize the revenue at this property. These steps have resulted in revenue decline at this property.
Excluding Tropical Palms from core resort revenue, core resort revenues increased approximately 7.4% with strong increases in annual, seasonal and transient components. We also benefited from higher pass-through and utility income. Although it was a very successful winter season, our attention is now on our northern resort properties and their importance to our upcoming second and third quarters.
Our core NOI growth rate of approximately 6.9% benefited from this strong revenue performance. In addition, property management expenses in the current quarter were lower than the year ago period. We believe this comparison is not indicative of the full-year comparison where we expect property management expenses to increase year-over-year. Adjusting for this factor, core NOI growth would have been more in line with our current guidance of 5 to 5.5%.
Our sales operation was down in the first quarter of 2007, the main factors impacting the results were lower new home sales volumes, lower gross profits on used home sales and lower resale volumes. The ability of potential customers to sell their existing single-family home and the availability and cost of homeowners’ insurance in Florida continued to negatively impact our sales efforts.
We continue to be pleased with the performance of Privileged Access and the Thousand Trails operating platform. Overall including some recent acquisitions leased to Privileged Access we received approximately $4.9 million in lease payments in the first quarter of 2007 compared to about $4.1 million in 2006. Most of this increase resulted from additional capital investment; however, the underlying business of the lessee continues to improve.
Excluding the impact of the new acquisitions Thousand Trails increased EBITDA before lease payments to $6.7 million or more than 30% higher than the first quarter of 2006. Overall EBITDA before lease payments in the first quarter of 2007 was $7 million or lease coverage of approximately 1.4 times.
In summary our business is performing very well and we have a positive view of both our short-term and long-term prospects. I think now would be a good time to take your questions.
QUESTION AND ANSWER
Operator
(OPERATOR INSTRUCTIONS). David Bragg, Merrill Lynch.
David Bragg - Merrill Lynch — Analyst

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Final Transcript
Apr. 17. 2007 / 11:00AM ET, ELS — Q1 2007 Equity Lifestyle Properties, Inc. Earnings Conference Call
Good morning. On the RV business, could you talk about what you learned during this peak season related to your yield management efforts? And also could you provide the breakdown in revenue growth between annual, seasonal and transient?
Michael Berman - Equity Lifestyle Properties — CFO
Sure, David. I’m going to give you the breakdown excluding Tropical Palms because there are a couple of things that are going on with that asset that cause some confusion and noise so it’s not really an indication of what’s going on in total with respect to the underlying performance of the properties.
But for the first quarter annual revenue streams increased 8.3%; seasonal revenue streams increased about 4.5%; and transient revenue streams increased about 12.9, call it 13%. I think what we’ve learned is active management of our properties creates additional opportunities for us.
We continue to increase the number of annual sites in use at our properties and that should create some issues with respect to utilization of the remaining sites whether you’re seasonal and transient usage. What it does is it forces us to make better use of the remaining sites from both a seasonal and transient basis. And I think the performance in the first quarter shows that our operating people really worked on the efficiency of how their sites were used during the season.
I’ve participated in weekly calls with the various teams in Florida and Arizona and I’ve got to say, I have just incredible pride with respect to the way they reacted to the opportunities in the marketplace. So I think we’re again learning this business and everything we learn about it gives us more confidence with respect to how we proceed in the future, but it was a very, very strong performance by our team.
David Bragg - Merrill Lynch — Analyst
Was there much differentiation between the Florida and Arizona results?
Michael Berman - Equity Lifestyle Properties — CFO
No, and it was Florida, Arizona and the Gulf Coast of Texas. Rio Grande Valley of Texas had an extremely good first quarter compared to a pretty tough quarter in the first quarter of last year. But it was literally — it was throughout the properties. I think Arizona, Rio Grande Valley and Florida all performed very well.
David Bragg - Merrill Lynch — Analyst
Thanks. And then on Thousand Trails, could you talk about the refinancing of that loan, the extension and also an update on the relationship given the addition of Outdoor World to the agreement?
Michael Berman - Equity Lifestyle Properties — CFO
Yes. With respect to the loan, the new loan, the repayment of the loan and the new loan we put in place in connection with an outside financial institution — we like the business. We like it as landlord and we also like it as lender. I think the total amount of the loans including our financial partner is about a $10 million loan that is collateralized by $23 million or so of membership contracts receivable.
So I think it’s well covered on a collateral basis and the rates we’re getting with respect to our subordinated position are 11%. So from our perspective, like the business, like the loan, I think Mr. MacAdams wanted to introduce another financial entity into his organization so they could learn the business and we’re happy to be partnering with the financial institution. With respect to the other question, David, you’re going to have to give me a prompt because I think I forgot it.
David Bragg - Merrill Lynch — Analyst
Adding Outdoor World to the long-term agreement with Thousand Trails.

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Final Transcript
Apr. 17. 2007 / 11:00AM ET, ELS — Q1 2007 Equity Lifestyle Properties, Inc. Earnings Conference Call
Michael Berman - Equity Lifestyle Properties — CFO
We entered into two new lease agreements with Privileged Access and the Thousand Trails operating business; one was the mid-Atlantic portfolio and the other was the Outdoor World portfolio. Combined that’s about a $23 million investment. Both of those leases with Privileged Access are on a short-term basis while we negotiate something on a longer-term basis. I think we’re right in the throes of doing a long-term lease on the Outdoor World piece of it. The real issue that’s at play — I think we’ve discussed this before on prior earnings calls — is our ability to participate in what we think are some incredible upgrade opportunities between the membership bases.
David Bragg - Merrill Lynch — Analyst
Okay, thank you.
Operator
Jonathan Litt, Citigroup.
Craig Melcher - Citigroup — Analyst
It’s Craig Melcher here with John. I’ve got a question on your guidance. You maintain a range that now includes a couple penny charge. What were the other changes to the underlying assumptions?
Michael Berman - Equity Lifestyle Properties — CFO
Really none overall. In terms of where we started the year to where we think we’re going to end the year. We did have in the first quarter a gain on a joint venture that ended up being about $1 million more than we expected, it was $2 million overall. That kind of offsets the rent control number for the rest of the year.
Craig Melcher - Citigroup — Analyst
And then on the NOI growth assumptions for the full year, what’s your — it would require a meaningful slowdown I guess in the last three quarters. Is that really on the expense side like on the property management? What are maybe your expectations on the revenue side for the rest of the year?
Michael Berman - Equity Lifestyle Properties — CFO
We’ll see a slowing in the growth over the course of the year, primarily in the annuals, on the RV side; it will have a slight impact on the revenue side. And the expenses are primarily driven by the property management comment that Tom made.
Craig Melcher - Citigroup — Analyst
And on the home sale business, when you initially gave your 2007 guidance I think you gave the number of $4 million of income from that business. With your first-quarter number annualized below that, are you still comfortable with that $4 million number for the full year?
Michael Berman - Equity Lifestyle Properties — CFO
I think with respect to the home sales operation I think we’ve seen some impact in the first quarter, I think we’ve raised the issues that we’re dealing with in our earnings and my opening remarks. We continue to believe that the sales operation is an integral part of our business. We continue to believe that the locations and the quality of lifestyle that we offer are going to be in demand by our customers. There are some factors that are causing a little bit of a dislocation and I think we’ve mentioned them. How long and how much that impacts our business we’re still trying

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Final Transcript
Apr. 17. 2007 / 11:00AM ET, ELS — Q1 2007 Equity Lifestyle Properties, Inc. Earnings Conference Call
to sort out and we’re seeing different results in different areas of the country. For example, Arizona is doing very well compared to Florida. So we’re trying to still sort that thing out, but I think we are very optimistic with respect to our ability to perform on our sales operations.
Craig Melcher - Citigroup — Analyst
Thank you.
Operator
Paul Adornato, BMO Capital Markets.
Paul Adornato - BMO Capital Markets — Analyst
Good morning. You mentioned that you have for all age properties in various phases of negotiation for sale. Do you have any others besides those or are these the last four?
Michael Berman - Equity Lifestyle Properties — CFO
We have not really had any other properties, operating properties, up for sale. We still have a couple of properties where we’re looking at selling some of the land.
Paul Adornato - BMO Capital Markets — Analyst
Okay. And can you comment on the market for all age properties? Have you noticed an increase in interest in all age properties in the last few months?
Michael Berman - Equity Lifestyle Properties — CFO
I would say we have had a noticeable increase in inquiries with respect to some of our what I would call core affordable housing properties. I think — and we’ve mentioned this many times on the call in historical context, but the affordable housing side of the business had a very challenging environment over the last few years. Many of the prongs that caused that difficulty are changing to the better for the affordable housing side of the business.
There still remains to be some changes with respect to the financing market for the Chattel loans, I think that’s an overhang and there are still some geographic issues with respect to some dislocation that’s going to be long-term in nature. But overall and I think our comments would be that it’s got some underpinning of more permanent floor and perhaps maybe some upside.
Paul Adornato - BMO Capital Markets — Analyst
Can you comment on cap rates that you’re seeing either at your properties or just in the market in general for all age communities?
Michael Berman - Equity Lifestyle Properties — CFO
The cap rates are still at a spread to what you would see in the lifestyle oriented, retirement oriented properties. We don’t spend a lot of time looking at affordable housing acquisition opportunities, so I’d really hesitate to give you any real firm numbers on that.
Paul Adornato - BMO Capital Markets — Analyst
Okay. And have you noticed an improvement in your all age communities in the first few months of this year?

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Final Transcript
Apr. 17. 2007 / 11:00AM ET, ELS — Q1 2007 Equity Lifestyle Properties, Inc. Earnings Conference Call
Michael Berman - Equity Lifestyle Properties — CFO
You know, I don’t think we’ve — we maybe have seen a stabilizing over the last six months. I wouldn’t say that the first quarter is something that’s going to excite us relative to the performance. What we are hearing in the industry is that the dislocation in the affordable housing sub prime marketplace is causing an opportunity for some of the affordable housing communities to get more traffic, better opportunities.
But they still have the capital issue that’s in play whether or not they’re going to be renting their home or whether or not they’re going to be providing the financing. And that is a very capital intensive exercise and it creates an overhang with respect to the issue of whether or not there can be a meaningful kind of improvement in the business.
Paul Adornato - BMO Capital Markets — Analyst
Okay. Thank you very much.
Operator
(OPERATOR INSTRUCTIONS). John Stewart, Credit Suisse.
John Stewart - Credit Suisse — Analyst
Thank you. Tom, given your remarks about the lack of homeowner’s insurance in the Florida market, can you speak to your corporate initiative to potentially self-insure?
Tom Heneghan - Equity Lifestyle Properties — President, COO
There is an effort by community owners and manufacturers in the state of Florida to evaluate perhaps creating an insurance entity. And there are a number of entities, be it community owners or manufactured home producers, who are aligning with existing insurance companies to take some risk with respect to underwriting some of the homes that exist out there. But suffice it to say, we see it as an issue. It is a specific topic that our CFO, Mike Berman, has as his focus and we continue to look for ways to make it easier for our customers to get into our properties.
I would say we do believe there’s a little bit of an arbitrage or a mispricing of the insurance with respect to homeowner’s insurance in the state of Florida. If you looked at the performance of all the new homes, we certainly got impacted by — I think the number is four or five hurricanes back a few years ago and the performance of the new homes was very strong, remarkably strong.
Most of the damage that was caused in the hurricanes was in the older homes or in carports or sheds or attachments, screen rooms that were attached to some of the homes. So we think that there may be an opportunity to price insurance attractively in the state of Florida, although the regulatory environment does cause some pause when there’s changes as a result of that.
John Stewart - Credit Suisse — Analyst
Okay. And then, can you speak to the delay in terms of closing on the four assets that are held for sale? We’ve been talking about this for some time.
Tom Heneghan - Equity Lifestyle Properties — President, COO
I would say we’re actively marketing the properties; we’re on our second or third broker with respect to some of them. We are out there in the marketplace looking for buyers, John. If you know anybody have them give me a call.
John Stewart - Credit Suisse — Analyst

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Final Transcript
Apr. 17. 2007 / 11:00AM ET, ELS — Q1 2007 Equity Lifestyle Properties, Inc. Earnings Conference Call
Any visibility in terms of when we might see an announcement?
Tom Heneghan - Equity Lifestyle Properties — President, COO
No, not today.
Michael Berman - Equity Lifestyle Properties — CFO
One of the issues that does come into play with respect to our properties for sale is we have made a decision not to invest capital in those assets. Other affordable housing operators have invested significant capital in the form of rental housing and/or loans to potential customers. That investment, whether it’s profitable or not, what it does do is it creates a cash-flow stream that allows financing to occur on the asset in a much more generous way than if you were looking at the cash flow in some of our assets where the occupancy has dipped down to say 60% or below. So it makes financing the asset challenging. So you’re really looking at somebody who can have the capital to invest in these assets and create the upside for themselves.
John Stewart - Credit Suisse — Analyst
Okay. And in terms of external growth properties for ELS, can you give us a sense for what the pipeline looks like?
Tom Heneghan - Equity Lifestyle Properties — President, COO
We currently have three assets under contract; total sizing is in the 50 to $75 million. One particularly large asset accounts for most of that and I think that’s about all we can say at this time.
John Stewart - Credit Suisse — Analyst
Okay. And then lastly, Mike, can you give us — given the seasonality of the business with $1 of your $3 guidance booked in the first quarter, how does the quarterly contribution break out for the rest of the year — just in terms of percentage contribution?
Michael Berman - Equity Lifestyle Properties — CFO
I would say if you’re looking at the — really the drivers would be the seasonality on the RVs and the annuals come in ratably. Most of the seasonal income that’s left, I’d say half of it is in the fourth quarter, it’s split between the second and third quarters. And then the transients is also — I think for the full year the transient is order of magnitude call it 19, $20 million of which roughly a third of that comes in in the third quarter and is ratable in the other two quarters.
Again, I’m giving you big picture, John. Those are some of the drivers and then in the third quarter we have a little bit more in the joint ventures as some of our joint ventures are located in northern properties, so that’s probably order of magnitude $0.02 which would be in the third quarter. If you have any other questions I could take them off-line after the call.
John Stewart - Credit Suisse — Analyst
Okay, thank you.
Operator
Steven Rodriguez, Lehman Brothers.
Steven Rodriguez - Lehman Brothers — Analyst

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Final Transcript
Apr. 17. 2007 / 11:00AM ET, ELS — Q1 2007 Equity Lifestyle Properties, Inc. Earnings Conference Call
Hi, gentlemen. I was just wondering if you could give me a little bit of a background on why you purchased the remaining 75% of the joint venture asset. Why today versus maybe later on at a future date possibly?
Tom Heneghan - Equity Lifestyle Properties — President, COO
Oh, with respect to the Mesa Verde asset?
Steven Rodriguez - Lehman Brothers — Analyst
Correct, correct.
Tom Heneghan - Equity Lifestyle Properties — President, COO
We have a fairly long-standing relationship with the joint venture partner and an entity called Diversified and have typically coinvested with Diversified and acquired properties from Diversified when they reach a point where Diversified wants to sell and redeploy the capital, and I think that’s what’s going on with respect to the Mesa Verde. And Mesa Verde was tied to a transaction that I think four other assets closed on in the end of the fourth quarter, or beginning of the year here.
Steven Rodriguez - Lehman Brothers — Analyst
With any future potential acquisitions would you guys go at it alone or would you bring in another joint venture like this?
Tom Heneghan - Equity Lifestyle Properties — President, COO
I think we like the relationship we have with Diversified. I think there are a number — there are four or five assets left where we have a 25/75 coinvest with Diversified. He has bought assets outside of our coinvest opportunity and owns a portfolio with no interest in terms of ELS investment. We also have discussed and coinvested with other owners and operators in the resort space. Like it in terms of the opportunity, it allows us to get in with respect to a potential acquisition and it also allows oftentimes some more institutional management to occur with respect to those assets so that it’s a much cleaner transition to take it on into our portfolio. So I wouldn’t say we’d stop doing it, I think we like doing it, it’s just they are now a limited piece of our activity at this point.
Steven Rodriguez - Lehman Brothers — Analyst
Okay, great. Thank you.
Operator
Alan Calderon, European Investors, Inc.
Alan Calderon - European Investors, Inc. — Analyst
You said that there was a $2 million gain on JV; was that the Mesa Verde asset?
Michael Berman - Equity Lifestyle Properties — CFO
No, that was another asset that we have in the joint venture portfolio where they did a refinancing, provided us a large distribution as a result of the refinance.

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Final Transcript
Apr. 17. 2007 / 11:00AM ET, ELS — Q1 2007 Equity Lifestyle Properties, Inc. Earnings Conference Call
Alan Calderon - European Investors, Inc. — Analyst
Okay. And I think you said there was $2 million of gains in your equity and income from unconsolidated JVs this quarter?
Michael Berman - Equity Lifestyle Properties — CFO
Yes.
Alan Calderon - European Investors, Inc. — Analyst
So if I added back the depreciation there, it looks like your FFO from unconsolidated would have been about $2 million. Does that imply that without that gain it would have been about flat for the quarter?
Michael Berman - Equity Lifestyle Properties — CFO
Well, in ‘06 we had a number — there were a number of assets in ‘06 that we sold, so you really can’t look at the comparison on the income statement. We had some assets that we sold and we had about a 300 to $400,000 loss in the rest of the it. And that was a little bit worse than we had done in the prior first quarter.
Alan Calderon - European Investors, Inc. — Analyst
Okay.
Tom Heneghan - Equity Lifestyle Properties — President, COO
I’m a little confused on the question in terms of what you were pointing to.
Alan Calderon - European Investors, Inc. — Analyst
Well, I’m just trying to understand where your equity and income is going for the rest of the year. And if it was roughly flat for the first quarter I’m just trying to understand how much of a contribution or how much of an FFO contribution you’re going to be getting from the unconsolidated JVs for the rest of the year?
Michael Berman - Equity Lifestyle Properties — CFO
Most of the contribution comes in the third quarter for the rest of the year. There is a little bit in the other couple of quarters — I don’t remember the numbers off the top of my head.
Alan Calderon - European Investors, Inc. — Analyst
Okay. And next, when you reiterated your guidance were you including the $800,000 roughly cost on the lawsuit?
Michael Berman - Equity Lifestyle Properties — CFO
Yes, that was included in our reconfirmation of the guidance.
Alan Calderon - European Investors, Inc. — Analyst

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Final Transcript
Apr. 17. 2007 / 11:00AM ET, ELS — Q1 2007 Equity Lifestyle Properties, Inc. Earnings Conference Call
And was that in your original guidance at the beginning of the year?
Michael Berman - Equity Lifestyle Properties — CFO
No, it wasn’t.
Alan Calderon - European Investors, Inc. — Analyst
Okay. Thank you very much for your time.
Operator
Craig Leupold, Green Street Advisors.
Craig Leupold - Green Street Advisors — Analyst
Good morning. Tom, I know there was somebody asking questions about cap rates on the assets that you had as held for sale, the four assets. Could you give us any kind of estimate of a range of site value say or something to help us get our hands around what might be the expected proceeds once you sell those?
Tom Heneghan - Equity Lifestyle Properties — President, COO
At this time actually I don’t think I could give you that information. It’s been some time since I looked at what the total value of those properties are. I would imagine it’s certainly less than $30 million.
Craig Leupold - Green Street Advisors — Analyst
Okay. And then a question I guess on page 5 at the bottom where you show home sale numbers and activity. Last year it looked like average new home sale price was just under $78,000 a home; this year at about $70,000. Is that just a mix issue or are you seeing any change in home values in the MH sector?
Tom Heneghan - Equity Lifestyle Properties — President, COO
It’s really the mix. We sold more cottages — we have more cottage mix in there versus Florida being down on the MH side.
Craig Leupold - Green Street Advisors — Analyst
Okay, great. Thanks.
Operator
There are no further questions at this time.
Michael Berman - Equity Lifestyle Properties — CFO
Thank you, everyone, for joining us on our first-quarter conference call. We look forward to updating you with respect to our progress on our northern properties at the end of the second quarter. Take care, everyone.

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Final Transcript
Apr. 17. 2007 / 11:00AM ET, ELS — Q1 2007 Equity Lifestyle Properties, Inc. Earnings Conference Call
Operator
Thank you for your participation in today’s conference. This now concludes the presentation. You may now disconnect. Have a great day.
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